Exhibit 10.50

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of March 20, 2013, is made and entered into by and among (i) Rockwell Medical, Inc., a Michigan corporation (the “Company”), and (ii) each individual or entity whose subscription agreement (each, a “Subscription Agreement”) to purchase shares of Company common stock, no par value per share (the “Common Stock”), is accepted in writing by the Company (each of the individuals or entities described in clause (ii) individually, a “Purchaser” and, collectively, the “Purchasers”). The Company and the Purchasers are referred to from time to time in this Agreement individually as a “party” and, collectively, as the “parties.”

WHEREAS, the Purchasers desire to purchase, and the Company desires to issue and sell, shares of the Company’s Common Stock on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Purchasers agree as follows:

1.                                      Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1) each Purchaser agrees severally and not jointly to purchase, and the Company agrees to sell and issue to each Purchaser, the aggregate number of shares of Common Stock set forth in the Subscription Agreement signed by such Purchaser pursuant hereto and accepted by the Company (collectively, the “Shares”) at a price equal to $3.00 per share (the “Purchase Price”); provided, however, that in no event shall the aggregate number of Shares sold pursuant to this Agreement exceed 4,300,000 shares.

2.                                      The Closing.

2.1                               Closing.  The closing (the “Closing”) of the sale and purchase of the Shares under this Agreement will take place remotely via an electronic exchange of documents and signatures on the third NASDAQ trading day following the date hereof, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers. The date of the Closing is hereinafter referred to as the “Closing Date.”

2.2                               Delivery of Shares; Payment of Purchase Price. (a) At the Closing, the Company shall deliver to each Purchaser irrevocable instructions addressed to the Company’s transfer agent instructing it to issue a certificate registered in the name of such Purchaser representing the number of Shares purchased by such Purchaser, and (b) each Purchaser shall deliver, on or before the Closing Date, the Purchase Price for such Shares to the Company by wire transfer of immediately available funds to the account number furnished to such Purchaser by the Company.

3.                                      Registration Statement and Prospectus. The offering and sale of the Shares (the “Offering”) are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below).  The Company has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (i) a prospectus (the “Base Prospectus”) included in the registration statement (File No. 333-181003), which became effective as of June 13, 2012 (the “Initial Registration Statement”), and (ii) will file with the SEC a final prospectus supplement (together with the Base Prospectus, the “Statutory Prospectus”) with respect to the registration statement reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the SEC (the “Rules and Regulations”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”), in conformity with the Securities Act, including Rule 424(b) thereunder.  The Statutory Prospectus and the reports incorporated by reference therein are collectively the “Time of Sale Disclosure Package.”

4.                                      Representations of the Company. Except as otherwise specifically described in the Time of Sale Disclosure Package and the exhibits thereto, which qualifies the following representations, warrants and covenants in their entirety, the Company hereby makes the following representations and warranties to each Purchaser:

4.1                               Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a material adverse effect on the assets, business, properties, financial condition or results of operations of the Company and its subsidiary taken as a whole (a “Material Adverse Effect”).

4.2                               Articles and Bylaws. The Company has filed with the Company SEC Documents (as defined below) correct and complete copies of the Company’s Restated Articles of Incorporation and Bylaws, each as in effect on the date hereof.

4.3                               Valid Issuance of Shares. When issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, the Shares will be duly authorized, validly issued, fully paid, non-assessable and free of restrictions on transfer other than restrictions imposed or created under this Agreement, by applicable law or by the Purchasers and, based in part upon the representations of the Purchasers in this Agreement, will be issued in compliance in all material respects with applicable U.S. federal securities laws.  In addition, such Shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created or imposed by the Company (collectively, “Encumbrances”) and rights of refusal of any kind imposed by the Company (other than restrictions on transfer under applicable securities laws) and the holder of such Shares shall be entitled to all rights accorded to a holder of Common Stock.

4.4                               Authorization; Enforcement. The Company has all requisite corporate power and authority and has taken all necessary corporate action to execute and deliver this Agreement and the Subscription Agreements (collectively, the “Transaction Documents”) and to carry out and perform its obligations hereunder and thereunder, and no further consent or authorization of the Company, its board of directors or shareholders is required.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (ii) the effect of equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.5                               No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company’s Restated Articles of Incorporation or Bylaws, each as amended to date, (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the shares in accordance with the terms hereof or thereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations or rules or regulations of the NASDAQ Stock Market, prior to or subsequent to the Closing).

4.6                               Capitalization. The authorized capital stock of the Company consists of (a) 40,000,000 shares of Common Stock, of which 21,559,138 were issued and outstanding as of the date hereof, (b) 3,416,664 preferred shares (of which 1,416,664 are designated as 8.5% non-voting cumulative redeemable Series A Preferred Shares, $1.00 par value), none of which were issued or outstanding at the date hereof.  Except as set forth herein and in the Time of Sale Disclosure Package, there are no outstanding rights (including conversion rights or preemptive rights and rights of first refusal), options, warrants, instruments, or other agreements or instruments of any kind to which the Company is a party for the purchase or acquisition from the Company of any securities of the Company.

4.7                               Financial Statements and SEC Filings. Since January 1, 2012, the Company has filed all required reports, schedules, forms, financial statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the Rules and Regulations applicable to such Company SEC Documents. At the time they were filed with the SEC, the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Company SEC Documents, as amended, complied as to form in all material respects with applicable accounting requirements and the published Rules and Regulations with respect thereto in effect at such time. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, as permitted by the SEC on Form 10-Q) and fairly presented in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.8                               Registration Statement.  At the time of the filing of the Initial Registration Statement with the SEC, the conditions for use of Form S-3, set forth in the General Instructions thereto, were satisfied. The Initial Registration Statement was declared effective by the SEC under the Securities Act on June 13, 2012.  The Company has complied, to the SEC’s satisfaction, with all requests of the SEC for additional or supplemental information.  No stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued, and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the SEC.

4.9                               NASDAQ Listing. As of the date hereof, the Common Stock is listed on the NASDAQ Global Market and, since January 1, 2013, the Company has not received any notification that the NASDAQ Global Market is contemplating terminating such listing. The Company has filed the required Listing of Additional Shares form with NASDAQ.

4.10                        No Material Adverse Change. Since the filing of the Company’s most recent quarterly or annual report filed with the SEC, except as described in the Time of Sale Disclosure Package, there has not been any material adverse change in the assets, business, properties, financial condition or results of operations of the Company.

4.11                        Absence of Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company’s knowledge, being threatened against the Company or any subsidiary of the Company, which if determined adversely, would be reasonably likely to have a Material Adverse Effect.

4.12                        Intellectual Property Rights. The Company and its subsidiary own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, copyrights, inventions, licenses, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses, in all material respects, as now conducted. The Company has no knowledge of any infringement by the Company or its subsidiary of Intellectual Property Rights of others, which would be reasonably likely to result in a Material Adverse Effect. There is no claim, action or proceeding pending, or to the knowledge of the Company, being threatened, against the Company or any Company subsidiary regarding its Intellectual Property Rights, which would be reasonably likely to result in a Material Adverse Effect. The Company is unaware of any facts or circumstances, which would be reasonably likely to give rise to any of the foregoing infringements or claims, actions or proceedings.

4.13                        Internal Accounting and Disclosure Controls. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate control over financial reporting to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the assets of the Company, (c) access to the assets of the Company is permitted only in accordance with management’s general or specific authorization, (d) the reporting of the assets of the Company is compared with the existing assets of the Company at reasonable intervals and (e) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to Company’s management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

4.14                        Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business and has all necessary permits and licenses required thereby.

4.15                        Brokers and Finders. No individual or entity (collectively, a “Person”) will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Purchasers for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Company.  The Company has entered into an agreement with Chardan Capital Markets, LLC and Newbridge Securities Corporation to pay a commission of 5.0% in connection with the sale of the Shares pursuant to this Agreement.

5.                                      Representations of the Purchasers. Each Purchaser represents and warrants, severally and not jointly, to the Company as follows:

5.1                               Existence.  Such Purchaser is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

5.2                               Authority; Enforceability. Such Purchaser has all requisite power and authority and has taken any necessary corporate action to execute and deliver the Transaction Documents and to carry out and perform its obligations hereunder and thereunder, and no further consent or authorization of such Purchaser or, if applicable, its officers, directors, managers, members, shareholders and/or partners is required. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby constitutes the valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (ii) the effect of equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

5.3                               No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of, if applicable, such Purchaser’s organizational documents, each as amended to date, (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser is bound or affected, except for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the assets, business, properties, financial condition or results of operations of such Purchaser. Such Purchaser is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Purchaser’s obligations under the Transaction Documents.

5.4                               Ownership in the Company.  Neither such Purchaser nor any group (within the meaning of 13(d)(3) of the Securities Act) of investors of which it is a member, will beneficially own (as defined in Rule 13d-3 of the Exchange Act) or have the right to acquire (including by virtue of beneficially owning securities convertible or exercisable for Common Stock), in the aggregate, 20% or more of the Common Stock outstanding as set forth in Section 4.6.  Such Purchaser is the sole acquirer of the Shares and, if applicable, no officer, director or substantial shareholder of the Company has, to the knowledge of such Purchaser, a 5% or greater interest in such Purchaser or in the consideration to be paid for the Shares.

5.5                               Purchase Entirely for Own Account. Such Purchaser is acquiring the Shares for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any of the Shares. Such Purchaser has no current agreement, arrangement, undertaking, obligation or commitment providing for the disposition of the Shares and has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the Shares.  However by making this representation the Purchaser is not agreeing to hold the investment for any length of time and may dispose of the investment at any time in any legal manner.

5.6                               Access to Information. Such Purchaser has (i) had full access to the Time of Sale Disclosure Package prior to or in connection with its receipt of this Agreement and is relying only on such information and documents in making its decision to purchase the Shares; and (ii) received all the information that he, she or it has requested and that such Purchaser considers necessary or appropriate for deciding whether to enter into this Agreement and to acquire the Shares. Such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares.

5.7                               Investment Experience. Such Purchaser acknowledges that he, she or it is able to fend for him, her or itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  Such Purchaser acknowledges that he, she or it has not received any legal or tax advice from the Company or any of its representatives with respect the transactions contemplated hereby.  Such Purchaser has consulted such legal, tax and investment advisors as it, in his, her or its sole discretion, has deemed necessary or appropriate in connection with his, her or its purchase of the Shares.

5.8                               Status of Purchaser.

(a)                                 Such Purchaser’s principal executive office and place of business is set forth in Schedule 1 attached to this Agreement.

(b)                                 Such Purchaser is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.

(c)                                  Such Purchaser (i) is not acting, nor has any arrangement to act, as a partnership, limited partnership, syndicate, or other group with another Purchaser for purposes of acquiring, holding or disposing of the Shares or to control the direction of the Company; and (ii) has not filed a notice that it is acting as a group with another Purchaser (nor is required to file such a notice) on a Schedule 13D or Schedule 13G under the Securities Act nor any other notice required by the securities laws of the United States, any state or any other jurisdiction.

5.9                               Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

6.                                      Conditions to the Obligations of the Purchasers. The obligation of each Purchaser, severally, to purchase Shares at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

6.1                               Accuracy of Representations and Warranties. Each representation and warranty contained in Section 4 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

6.2                               Qualifications. All authorizations, approvals or permits, if any, of any governmental entity that are required as of the Closing Date in connection with the issuance and sale of the Shares to such Purchaser pursuant to this Agreement shall be duly obtained and effective as of the Closing Date.

6.3                               Opinion. The Purchasers shall have received the opinion of Dykema Gossett PLLC, dated as of the Closing, in the form attached hereto as Exhibit A.

6.4                               No Governmental Proceedings. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any governmental entity and shall be pending.

7.                                      Conditions to the Obligations of the Company. The obligations of the Company to consummate the Closing and to issue and sell Shares to each Purchaser are subject to fulfillment of the following conditions on or before the Closing:

7.1                               Accuracy of Representations and Warranties. The representations and warranties of such Purchaser contained in Section 5 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

7.2                               No Governmental Proceedings. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any governmental entity and shall be pending.

7.3                               Receipt of Wire Transfer. The Company shall have received from such Purchaser the wire transfer contemplated in Section 2.2.

8.                                      [reserved]

9.                                      Miscellaneous.

9.1                               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and each Purchaser and their respective successors.

9.2                               Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9.3                               Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party shall be entitled to specific performance of the agreements and obligations of the other parties and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

9.4                               Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan (without reference to the conflicts of law provisions thereof).

9.5                               Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company:

Rockwell Medical, Inc.

30142 Wixom Road

Wixom, MI 48393

Attention:  Thomas Klema

Email:  tklema@rockwellmed.com

with a copy (which will not constitute notice) to:

Dykema Gossett PLLC

39577 Woodward Ave., Suite 300

Bloomfield Hills, MI  48304

Attention:  Mark A. Metz

mmetz@dykema.com

If to a Purchaser, to such Purchaser’s address as set forth on the Subscription Agreement for such Purchaser or in each case at such other address or addresses as may have been furnished in writing to the other party.  A party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the other party. A party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 9.5.

9.6                               Legal Fees and Expenses. Each of the parties will bear its own legal fees and other expenses with respect to the transaction contemplated by this Agreement.

9.7                               Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, other than any confidentiality or nondisclosure agreement entered into between the Company and any Purchaser, which shall remain in effect for the stated term thereof.

9.8                               Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the Company and Purchasers who hold a majority of the outstanding Shares; provided, that with respect to any amendment, supplement, modification or waiver that adversely and disproportionately affects a single Purchaser, then the consent or waiver of such Purchaser shall also be required.

9.9                               Assignment.  No party may assign this Agreement or any rights or obligations hereunder.

9.10                        Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. The delivery of a signature page of this Agreement or a Subscription Agreement by one party to the other parties via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

9.11                        Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

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SIGNATURE PAGE

The undersigned has executed this Agreement as of the date first above written with the Purchasers whose Subscription Agreements have been executed thereby and accepted by the undersigned.

ROCKWELL MEDICAL, INC.

By:	/s/ Robert L. Chioini

Name:	Robert L. Chioini

Its:	President and Chief Executive Officer

This Agreement will involve no obligation or commitment of any kind for the Company as to any Purchaser until a Subscription Agreement has been received by the Company from such Purchaser and such Subscription Agreement is accepted and countersigned by or on behalf of the Company.

EXHIBIT A

FORM OF OPINION

(See attached)

Dykema Gossett PLLC Suite 300 39577 Woodward Avenue Bloomfield Hills, Michigan 48304 WWW.DYKEMA.COM Tel: (248) 203-0700 Fax: (248) 203-0703

EXHIBIT A
FORM OF OPINION

March       , 2013

To the Purchasers listed on Schedule II hereto

Re:                             Rockwell Medical, Inc.

Ladies and Gentlemen:

We have acted as counsel to Rockwell Medical, Inc., a Michigan corporation (the “Company”), in connection with its sale of an aggregate of 4,300,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) pursuant to that certain Stock Purchase Agreement, dated March 20, 2013, by and between the purchasers subscribing for Shares pursuant thereto and the Company (the “Purchase Agreement”).  We are furnishing this Opinion Letter to you pursuant to Section 6.3 of the Purchase Agreement.  All capitalized terms used in this opinion letter without definition have the respective meanings given to them in the Purchase Agreement.

In rendering the opinions set forth below, we have examined and have relied upon originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(a)                               the Purchase Agreement;

(b)                               the form of subscription agreement attached thereto (“Subscription Agreement”);

(c)                                the amended and restated articles of incorporation of the Company certified by the Michigan Department of Licensing and Regulatory Affairs;

(d)                               the bylaws of the Company;

(e)                                good standing certificates issued for the Company and its subsidiary, Rockwell Transportation, Inc. (the “Subsidiary”), by the Michigan Department of Licensing and Regulatory Affairs and by the jurisdictions listed on Schedule I attached hereto;

(f)                                 the resolutions adopted by the Board of Directors of the Company on March 19, 2013 authorizing the Purchase Agreement, the Subscription Agreement and the transactions contemplated thereby;

California | Illinois | Michigan | Minnesota | North Carolina | Texas | Washington, D.C.

(g)                                a certificate of the Chief Financial Officer of the Company, on behalf of the Company, dated as of the date hereof (the “Officer’s Certificate”); and

(h)                               the Company’s Registration Statement on Form S-3 (no. 333-181003), the final prospectus supplement filed by the Company in connection with the offering on March 20, 2013 and the reports incorporated by reference therein (the “Time of Sale Disclosure Package”).

We have also examined such corporate and company records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials and officers of the Company, and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions set forth below.  We have assumed, without investigation, that there has been no relevant change or development between the dates as of which such information was provided and the date of this opinion letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

“Applicable Laws” means those laws, rules and regulations (other than securities or blue sky laws and statutes and ordinances, administrative decisions, or other rules and regulations of counties, towns, municipalities and special political subdivisions, or judicial decisions regarding any such laws) that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws.  “Applicable Orders” means those orders or decrees of governmental authorities known by us to be applicable to the Company or its Subsidiary, identified in the Officer’s Certificate.

The qualification of any opinion or statement herein by the use of the words “to our knowledge” or “known to us,” means that, during the course of representation as described in this Opinion Letter, no information has come to the attention of the lawyers in this firm who have given substantive attention to the Purchase Agreement or the lawyer in our firm who has principal legal responsibility for our representation of the Company, which would give such lawyers current actual knowledge of the existence of facts contradicting the statements so qualified.  Except as expressly set forth herein, we have not undertaken any investigation to determine the existence or absence of such facts, and no inference as to our knowledge concerning such facts should be drawn from the fact of our representation of any party or otherwise.

For purposes of this opinion letter, we have assumed, without independent verification: (i) the genuineness of all signatures on all documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies; (iv) the correctness and accuracy of all facts set forth in all certificates, reports and agreements, (v) that all parties to the documents

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reviewed by us (other than the Company) have full power and authority to execute, to deliver and to perform their obligations under such documents and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary action, have been duly executed by such parties, have been duly delivered by such parties and are valid, binding and enforceable obligations of the parties thereto; (vi) the consummation of the transactions contemplated by the Purchase Agreement will not cause or result in a breach of any instrument, agreement or document to which the Company is a party or by which it is, or any of its assets are, bound (except any agreement or other instrument filed or incorporated by reference as an exhibit to the Company’s most recently filed Annual Report on Form 10-K or subsequently filed or incorporated prior to the date hereof as an exhibit to any other report or registration statement filed by the Company with the Commission (each, an “Applicable Contract”), with respect to which our opinion is rendered below); (vii) the conduct of the parties to the Purchase Agreement has complied with any requirement of good faith, fair dealing and conscionability; (vii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (ix) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Purchase Agreement; and (x) the Company will obtain all permits and governmental approvals (if any) required in the future, and take all actions similarly required, relevant to the subsequent consummation of the transactions contemplated by the Purchase Agreement.  As to factual matters, we have assumed the truth and accuracy of, and have relied upon, the representations and warranties contained in the Purchase Agreement, excluding representations and warranties constituting legal conclusions covered by this Opinion Letter, and we have not undertaken any independent investigation or verification as to such matters.

On the basis of the foregoing, and subject to the qualifications and limitations listed in this Opinion Letter, we are of the opinion that:

1.                                      The Company is a corporation validly incorporated, validly existing and in good standing under the Applicable Laws of the State of Michigan.  The Subsidiary is a corporation validly incorporated, validly existing and in good standing under the Applicable Laws of the State of Michigan.

2.                                      The Company and the Subsidiary are each in good standing as a foreign corporation and each is duly qualified to do business in the jurisdictions listed opposite their respective names on Schedule I attached hereto.

3.                                      The Company has the requisite corporate power and authority under the Applicable Laws of the State of Michigan necessary to (a) own or lease, as the case may be and operate its properties, and to conduct its business as it is described in the Time of Sale Disclosure Package, and (b) to execute and deliver the Purchase Agreement, and to issue, sell and deliver the Shares as contemplated by the Purchase Agreement.

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4.                                      The Shares have been duly authorized and, when issued, sold and delivered by the Company to, and paid for by, the Purchasers in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

5.                                      There are no statutory preemptive rights nor any restrictions upon the voting or transfer with respect to the Shares pursuant to the Company’s restated articles of incorporation, bylaws, the Michigan Business Corporation Act or any Applicable Contract.

6.                                      The Purchase Agreement and Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with the terms thereof.

7.                                      The execution and delivery of the Purchase Agreement and the Subscription Agreement by the Company and the issuance and sale by the Company of the Shares and the performance by the Company of obligations under such agreements do not and will not (a) violate any provisions of the restated articles of incorporation or bylaws of the Company, (b) result in any breach or default under (nor constitute any event that with notice, lapse of time or both would result in any breach or default under) any provision of any Applicable Contract, (c) violate any Applicable Laws of the United States or the State of Michigan (other than the rules of FINRA, as to which we express no opinion), or (d) violate any Applicable Order.

8.                                      No approval, authorization, consent or order or filing with any U.S. federal or Michigan state court or governmental or regulatory agency or body in the United States having jurisdiction over the Company is required to be obtained or made by the Company for the performance by the Company of its obligations as contemplated by the Purchase Agreement, except for such as have been duly obtained or made, and except for such as may be required under (x) the securities laws of foreign jurisdictions, or (y) the bylaws or rules and regulations of FINRA, as to which we express no opinion.

Our opinions are subject to the following assumptions and qualifications:

A.                                    our opinions with respect to the good standing of the Company and its Subsidiary are based solely upon certificates of the applicable state authorities.

B.                                    the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally, including judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination;

C.                                    the effect of general principles of equity, whether applied by a court of law or equity;

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D.                                    the effect of generally applicable rules of law that:

(i)                                     limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

(ii)                                  provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

(iii)                               limit the availability of a remedy under certain circumstances where another remedy has been elected;

(iv)                              limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct, or unlawful conduct;

(v)                                 may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(vi)                              govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; and

(vii)                           may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (x) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (y) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

E.                                     we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Company to the extent expressly set forth herein) to the Purchase Agreement or Subscription Agreement with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party (other than the Company to the extent expressly set forth herein);

F.                                      we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Purchase Agreement that are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

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G.                                    unless explicitly addressed in one or more of our opinions above, we express no opinion as to the application of any of the following laws, regulations or other governmental requirements or legal issues:

(i)                                     securities laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments and laws and regulations relating to margin regulations;

(ii)                                  pension and employee benefit laws and regulations;

(iv)                              laws and regulations concerning filing and notice requirements other than requirements applicable to articles of incorporation-related documents;

(v)                                 compliance with fiduciary duty requirements;

(vii)                           tax laws and regulations;

(viii)                        patent, trademark and copyright, and other intellectual property laws and regulations;

(x)                                 health and safety laws and regulations;

(xi)                              labor laws and regulations;

(xii)                           laws, regulations and policies concerning (x) national and local emergency, (y) possible judicial deference to acts of sovereign states, and (z) criminal and civil forfeiture laws; and

(xiii)                        statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and

H.                                   we express no opinion as to the enforceability of any provisions of the Purchase Agreement or Subscription Agreement regarding (a) venue selection, (b) indemnification for liabilities arising under securities laws, or (c) liquidated damages or any other provision that imposes (or is deemed or construed to impose) a penalty or punitive damages.

This Opinion Letter (a) has been furnished to you at your request, and we consider it to be a confidential communication, which may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent, (b) is rendered solely for your information and assistance in connection with the Purchase Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent, provided that the parties to the placement agent agreement, dated March 20, 2013, among the Company and the placement agents acting as such in connection with the sale of the Shares, shall be entitled to rely

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upon this Opinion Letter as if they were addressees hereof, (c) is rendered as of the date of this Opinion Letter, and we undertake no, and disclaim any, obligation to advise you of any changes or any new developments which might affect any matters or opinions set forth in this Opinion Letter, and (d) is limited to the matters stated in this Opinion Letter and no opinions may be inferred or implied beyond the matters expressly stated in this Opinion Letter.

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SCHEDULE I

Company	Foreign Jurisdiction

Rockwell Medical, Inc.	Texas
South Carolina
Iowa

Rockwell Transportation, Inc.	Texas
South Carolina